Sub-Item 77I: Terms of New or Amended Securities

Effective March 31, 2016, the Multi-Manager U.S.
Small Cap Equity Fund (the Fund) commenced offering Institutional Shares. The terms of the Institutional Shares for the Fund are described in Post-Effective Amendment No. 42 to the Registrants
Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on
March 31, 2016 (Accession No. 0001193125-16-526069),
which is incorporated herein by reference.